SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2007

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of sIncorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street, St. Louis, MO	63103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 771-5765

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2007, certain subsidiaries of Sigma-Aldrich Corporation established a new $200 million multi-currency senior revolving credit facility in Europe. The new $200 million credit facility will mature on March 13, 2014. The multi-currency revolving credit facility will be used for general purposes, including any acquisitions, by the Company’s European operations. Wells Fargo Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd. served as co-lead arrangers and joint bookrunners for the seven-bank syndicate participating in this facility. The agreement includes a requirement that the Capitalization Ratio not exceed 0.55 to 1.0. Additionally, Consolidated Net Worth must not be less than $750 million. The interest rates under the facility are based on LIBOR, EURIBOR and other standard financial market indexes. The credit facility includes standard financial covenants and other customary terms and conditions for an agreement of this type.

This press release is filed as Exhibit 99.1. The Credit Facility Agreement is filed at Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	U.S. $200,000 Facility Agreement dated March 13, 2007 with Certain Subsidiaries of Sigma-Aldrich Corporation and a syndicate of banks.

99.1	Press Release issued March 13, 2007 - SIGMA-ALDRICH (NASDAQ:SIAL) ANNOUNCES NEW EUROPEAN CREDIT FACILITY.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2007

SIGMA-ALDRICH CORPORATION

By:	/s/ Karen Miller
Karen Miller, Corporate Controller

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EXHIBIT INDEX

Exhibit Number	Description
10.1	U.S. $200,000 Facility Agreement dated March 13, 2007 with Certain Subsidiaries of Sigma-Aldrich Corporation and a syndicate of banks.

99.1	Press Release issued December 11, 2006 - SIGMA-ALDRICH (NASDAQ:SIAL) AMENDS CREDIT FACILITY.

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